SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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            14c-5(d)(2))

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                           U.S. GLOBAL INVESTORS FUNDS
                 ----------------------------------------------
                (Name of Registrant As Specified In Its Charter)

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                           U.S. GLOBAL INVESTORS FUNDS

                               7900 Callaghan Road
                            San Antonio, Texas 78229

                            INFORMATION STATEMENT FOR
                       SPECIAL MEETING OF SHAREHOLDERS OF
                   UNITED SERVICES INTERMEDIATE TREASURY FUND

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  INTRODUCTION

This Information Statement is furnished to shareholders of the United Services Intermediate Treasury Fund (the "Fund"), a series of U. S. Global Investors Funds, a Massachusetts business trust (the "Trust"), in connection with a Special Meeting of Shareholders to be held Monday, May 12, 1997, at 10:00 a.m., local time, in the executive offices of U.S. Global Investors, Inc., 7900 Callaghan Road, San Antonio, Texas, for the following purposes:

     1. to consider and vote upon approval of liquidation of the United Services Intermediate Treasury Fund, which liquidation is to occur as soon as practicable following shareholder approval; and

     2. to consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.

This Information Statement was mailed to shareholders on or about April 21, 1997. Shareholders of record at the close of business on April 16, 1997 (the "Record Date"), will be entitled to vote at the Special Meeting of Shareholders even if such shareholders no longer hold shares of the Fund as of the date of the Special Meeting of Shareholders.

The Trust is presently composed of twelve separate funds: U.S. Gold Shares Fund, U.S. Income Fund, U.S. Global Resources Fund, U.S. Treasury Securities Cash Fund, U.S. All American Equity Fund, U.S. Tax Free Fund, United Services Near-Term Tax Free Fund, U.S. World Gold Fund, U.S. Government Securities Savings Fund, U.S. Real Estate Fund, China Region Opportunity Fund, and United Services Intermediate Treasury Fund.

On the record date there were 58,658.93 shares of the Fund outstanding. Each full share of the Fund outstanding at the close of business on the record date is entitled to one full vote, and each fractional share outstanding on that date is entitled to a proportionate share of one vote.

On the record date U.S. Global Investors, Inc. (the "Advisor") owned more than 50% of the outstanding voting shares of the Fund. The Advisor purchased its shares with the intention of becoming the majority shareholder on the record date and voting those shares in favor of Proposal 1 to liquidate the Fund. The Advisor has indicated its intention to redeem its shares prior to the Special Meeting of Shareholders.

DESCRIPTION OF BUSINESS AND FINANCIAL STATEMENTS

A description of the business of the Fund and its property is contained in the Fund's prospectus, Statement of Additional Information ("SAI") and the Trust's annual report to shareholders, additional copies of which will be provided upon request.

LEGAL PROCEEDINGS

The Fund is not a party to any pending litigation nor does management know of any threatened litigation.

NET ASSET VALUE OF THE FUND'S SHARES

The net asset value per share of the Fund's shares at the close of business on the record date was $9.87. Dividends are payable as described in the prospectus. Upon liquidation of the Fund, all assets will be distributed, leaving no funds for further dividend distributions.

PRINCIPAL SHAREHOLDERS OF THE FUND

On the record date, the officers and Trustees of the Trust owned less than 1% of the outstanding shares of the Fund. The Trust is aware of the following persons who own of record, or beneficially, more than 5% of the outstanding shares of the Fund as of the record date:

     NAME AND ADDRESS OF SHAREHOLDER              PERCENTAGE OWNERSHIP
     -------------------------------              --------------------

     U.S. Global Investors, Inc.                        51.816%
     7900 Callaghan Road
     San Antonio, Texas 78229

     Clarence H. Brown                                  16.959%
     104 Clay Street
     Warner Robins, Georgia 31088
     (two accounts combined)

     Marcia J. Wood                                     25.172%
     Walter D. Wood
     7132 Historic Court
     Dayton, Ohio 45414
     (four accounts combined)

THE ADVISOR

U.S. Global Investors, Inc. is a Texas corporation with its principal executive offices at 7900 Callaghan Road, San Antonio, Texas 78229. The Advisor's relationship to the Fund is discussed in the prospectus and SAI.

LIQUIDATION OF THE FUND

The Fund commenced operations on May 8, 1992, and as of the date of this Information Statement has total net assets of approximately $579,000. The Fund has not attracted the shareholder following that was originally anticipated. Moreover, the Advisor believes that there is no reasonable prospect for increased investor interest in the foreseeable future. The Fund's small asset base results in a high per share expense ratio for the Fund, which adversely affects the Fund's performance. In addition, the size of the Fund impairs the ability of the Fund to participate in many attractive investments. For these reasons, the Advisor determined that the continued operation of the Fund would not be in the best interests of shareholders, and at a meeting of the Board of Trustees held on January 31, 1997, the Advisor recommended that the Trustees consider liquidating the Fund. The Trustees considered such information as they deemed reasonably necessary to evaluate the Advisor's recommendation and considered other options to liquidating the fund, such as merging with another fund. Based upon this information, the Trustees determined that it would be in the best interests of shareholders to liquidate the Fund, and they voted unanimously to recommend that shareholders approve a proposal to liquidate the Fund.

Section 4.2(d) of the Amended and Restated Master Trust Agreement ("Master Trust Agreement") requires approval of a majority of the outstanding voting shares of the Fund as defined under the Investment Company Act of 1940, as amended. Therefore, approval of Proposal 1 will require an affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund represented at the Special Meeting of Shareholders at which more than 50% of the outstanding shares of the Fund are present.

A majority of the shares of the Fund entitled to vote at the Special Meeting of Shareholders and present in person will constitute a quorum of the Fund. For purposes of determining the presence or absence of a quorum and for determining whether sufficient votes have been received for approval of any matter to be acted upon at the Special Meeting of Shareholders, abstentions and broker non-votes will be treated as shares of the Fund that are present at the Special Meeting of shareholders but which have not been voted. For this reason, abstentions and broker non-votes will assist the Fund in obtaining a quorum but will have the practical effect of a "No" vote for purposes of obtaining the requisite vote for approval of Proposal 1.

If shareholders approve the liquidation, Fund assets will be sold in an orderly manner as soon as practicable following shareholder approval. After payment of expenses, including the expenses of liquidation, if any, the remaining cash and other assets will thereafter be distributed to shareholders. Each share of the Fund will entitle the holder to receive its pro rata share of any cash or other assets distributed. For tax purposes, a shareholder will recognize gain or loss on the liquidating distribution equal to the difference between (i) the amount of the liquidating distribution and (ii) the shareholder's adjusted tax basis in shares of the Fund. Such gain or loss will be treated as a long-term or short-term capital gain or loss depending on the period of time the shares were held prior to the liquidation. Distributions on shares held for more than one year will result in a long-term capital gain or loss, and distributions on shares held for one year or less will result in a short-term capital gain or loss. Liquidating distributions received by an IRA or qualified retirement plan will ordinarily not be subject to taxation. All shareholders are urged to seek independent advice regarding the possible federal income tax consequences of the proposed liquidation as applied to the shareholder's own special circumstances.

This Information Statement is sent by order of the Board of Trustees. Proxies are not being solicited in connection with the Special Meeting of Shareholders, and this Information Statement is being sent solely for information purposes.

                              /S/ Susan B. McGee

                              Susan B. McGee
                              Secretary of the Trust


Dated: April 21, 1997